Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 17, 2011 relating to the financial statements of Douglas Elliman Reality, LLC for the year ended December 31, 2010, which appears in Vector Group Ltd’s Annual Report on Form 10-K as of and for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
April 4, 2011